UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2025

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

(Exact name of Registrant as Specified in Its Charter)

Washington	001-41871	91-1069248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3545 Factoria Blvd SE Sterling Plaza 2 3rd Floor
Bellevue, Washington		98006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 206 674-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EXPD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2025, Expeditors International of Washington, Inc. (the “Company”) entered into employment agreement with Roberto A. Martinez, President, Global Products (hereinafter “Employment Agreement”) effective as of June 1, 2025.

Under the terms of the Employment Agreement, Mr. Martinez will receive an annual base salary of $100,000, subject to periodic review and adjustment by the Company’s Board of Directors or its Compensation Committee. Mr. Martinez is also eligible to receive incentive-based compensation as established by the Company’s Board of Directors or its Compensation Committee.

The Employment Agreement also provide for severance benefits in the event of a termination without cause, subject to a release of claims or resignation. The Employment Agreement contain a mandatory six-month non-compete and 12-month non-solicitation provision.

There are no family relationships between Mr. Martinez and any director or executive officer of the Company, and there are no related party transactions that would require disclosure under Item 404(a) of Regulation S-K, except as already disclosed in the most recent Proxy Statement filed on March 25, 2025.

Item 9.01 Financial Statements and Exhibits.

(d) The following items are filed as exhibits to this report:

10.29	Form of Employment Agreement executed by Roberto A. Martinez, Expeditors' President, Global Products, dated June 1, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

Date:	February 19, 2026	By:	/s/ Jeffrey F. Dickerman
Jeffrey F. Dickerman, Senior Vice President, General Counsel and Corporate Secretary